Exhibit 10.1

EXECUTIVE  EMPLOYMENT  AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 3rd day of  March, 2016 and effective as of the 1st day of January, 2016 (the "Effective Date"), by and between Orbital Tracking Corp., a Nevada corporation (the "Company"), and David Phipps (the "Executive").

W I T N E S S E T H:

WHEREAS, Executive desires to be employed by the Company as its President and Chief Executive Officer and the Company wishes to employ Executive in such capacity.

WHEREAS, the Executive and the Company’s wholly owned subsidiary Orbital Satcom Corp. entered into an employment agreement dated February 19, 2015 (the “Original Agreement”);

WHEREAS, the Executive and the Company desire to terminate the Original Agreement effective as of the date hereof and for this Agreement to embody the entire agreement and understanding of the parties and supersede the Original Agreement and any and all prior agreements, arrangements and understandings relating to the matters provided for in this Agreement.

        1.           Employment. The Company hereby employs the Executive and the Executive hereby accepts employment as an executive of the Company, subject to the terms and conditions set forth in this Agreement.

        2.           Duties. The Executive shall serve as the President and Chief Executive Officer of the Company, with such duties, responsibilities and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors (the "Board") of the Company. The Executive shall report directly to the Board of Directors of the Company. During the Term (as defined in Section 3), unless otherwise authorized by the Company, the Executive shall devote his full business time and efforts to the performance of his duties hereunder and related services for the Company. Executive shall render his services from Poole, England and will not be required to relocate his residence from Poole, England at any time during the Term hereof. Executive agrees to travel as and to the extent reasonably requested by the Company in connection with the performance of his services hereunder, the travel, lodging and other expenses related thereto to be borne by the Company. Notwithstanding  the foregoing, the expenditure of reasonable amounts of time by the Executive for the making of passive personal investments, the conduct of private business affairs (including other future directorships other than serving on the Board of Directors of a competing business) and charitable and professional activities shall be allowed, provided such activities do not materially interfere with the services required to be rendered to the Company hereunder and do not violate the confidentiality provisions set forth in Section8 below. The Company understands and acknowledges, consistent with the foregoing, that Executive currently has other personal passive investment interests in addition to his position hereunder as President and Chief Executive Officer of the Company.

3.           Term of Employment. The term of the Executive's employment hereunder, unless sooner terminated as provided herein (the "Initial Term"), shall be for a period of two (2) years from the date hereof. The term of this Agreement shall automatically be extended for additional terms of one (1) year each (each a "Renewal Term") unless either party gives prior written notice of non-renewal to the other party no later than three (3) months prior to the expiration of the Initial Term ("Non-Renewal Notice"), or the then current Renewal Term, as the case may be. For purposes of this Agreement, the Initial Term and any Renewal Term are hereinafter collectively referred to as the "Term."

4.           Compensation of Executive.

a.           The Company shall pay the Executive as compensation for his services hereunder, in equal semi-monthly or bi-weekly installments during the Term, the sum of (i) $144,000 per annum and (ii) through its wholly owned subsidiary, Global Telestat Communications, Ltd, (“GTCL”) the sum of £48,000 per annum, (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. The Board of Directors of the Company shall review the Base Salary on an annual basis and has the right but not the obligation to increase, but not decrease, the Base Salary.

b.           In addition to the Base Salary set forth in Section 4(a) above, the Executive shall be entitled to receive an annual cash bonus ("Annual Bonus") in an amount equal to up to fifty (50%) percent of his then-current Base Salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of the Company (the "Compensation Committee") for earning Bonuses which shall be adopted by the Compensation Committee annually. The Company will notify Executive of any such criteria. Annual Bonuses shall be paid by the Company to the Executive promptly after determination that the relevant criteria targets have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company's annual audit and public announcement of such results and shall be paid promptly following the Company's announcement thereof. The Compensation Committee may provide for lesser or greater amounts and/or percentage Annual Bonus payments for Executive upon achievement of partial, additional, or other criteria established or determined by the Compensation Committee from time to time. The Annual Bonus shall be prorated for any partial fiscal year during the Term hereof. For the avoidance of doubt, if Executive is employed upon expiration of the Term of this Agreement, or if this Agreement is terminated pursuant to Section 5(a) (other than Section 5(a) (vi)), he shall be entitled to the Annual Bonus for such year on a pro-rata basis through the last date of employment, even if he is not employed by the Company on the date the Annual Bonus is paid for such year.

c.           Executive shall be eligible for such grants of awards under stock option or other equity incentive plans of the Company adopted by the Board and approved by the stockholders of the Company (or any successor or replacement plan adopted by the Board and approved by the stockholders of the Company) (the "Plan") as the Compensation Committee of The Company may from time to time determine (the "Share Awards"). Share Awards shall be subject to the applicable Plan terms and conditions, provided, however, that Share Awards shall be subject to any additional terms and conditions as are provided in this Agreement or in any award certificate(s), which shall supersede any conflicting provisions governing Share Awards provided under the Plan.

d.           The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred or paid by the Executive in the Equity Awards course of his employment (including travel and lodging expenses), consistent with the Company's policy for reimbursement of expenses from time to time.

e.           The Executive  shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company and the Company provide to their executives and/or executives of subsidiaries of The Company (as the case may be) (the "Benefit Plans").

f.           The Company shall compensate the Executive for documented medical insurance coverage up to £250 per month.

g.        Upon execution of this Agreement, the Company shall use its reasonable best efforts to obtain quotes for Directors' and Officers' Professional Liability Insurance ("D&O Insurance") and purchase such D&O Insurance.

5.                         Termination.

a.           This Agreement and the Executive's employment hereunder shall terminate upon the happening of any of the following events:

i.)          upon the Executive's death;

ii.)         upon the Executive's "Total Disability" (as herein defined);

iii.)        upon the expiration of the Initial Term of this Agreement or any Renewal Term thereof, if either party has provided a timely Non-Renewal Notice in accordance with Section 3, above;

iv.)        at the Executive's option, upon ninety (90) days' prior written notice to the Company, without Good Reason;

v.)         at the Executive's option, in the event of an act by the Company, defined in Section 5(c), below, as constituting "Good Reason" for termination by the Executive;

vi.)        at the Company's option, in the event of an act by the Executive, defined in Section 5(d), below, as constituting "Cause" for termination by the Company;

vii.)       at the Executive's option, within twelve (12) months of a Change of Control, defined in Section 5(e) below; and

viii.)      at the Executive's option, upon any bankruptcy, insolvency, liquidation or dissolution of the Company or The Company, or the commencement of proceedings against the Company or The Company under any bankruptcy or other insolvency law, which proceeding is not withdrawn, dismissed, stayed or bonded within thirty (30) days thereafter.

b.           For purposes of this Agreement, the Executive shall be deemed to be suffering from a "Total Disability" if the Executive has failed to perform his regular and customary duties to the Company for a period of 180 days out of any 360-day period and if before the Executive has become "Rehabilitated" (as herein defined) a majority of the members of the Board of the Company, exclusive of the Executive, if Executive is then serving on the Board, vote to determine that the Executive is mentally or physically incapable or unable to continue to perform such regular and customary duties of employment. As used herein, the term "Rehabilitated" shall mean such time as the Executive is willing, able and commences to devote his time and energies to the affairs of the Company to the extent and in the manner that he did so prior to his Total Disability.

c.          For purposes of this Agreement, the term "Good Reason" shall mean that the Executive has resigned or terminated this Agreement due to (i) any diminution of duties inconsistent with Executive's title, authority, duties and responsibilities (including, without limitation, a change in the chain of reporting); (ii) any reduction of or failure to pay Executive the compensation and or other amounts provided for herein, except to the extent Executive consents in writing to any reduction, deferral or waiver of such compensation or other amounts, which non-payment continues for a period of fifteen (15) days following written notice to the Company by Executive of such non-payment; or (iii)  any material violation or breach by the Company of any of its representations, warranties, covenants, or obligations under this Agreement (other than non-payment of compensation or other amounts payable to Executive hereunder) that is not cured within thirty (30) days after receipt of written notice thereof from the Executive.

d.           For purposes of this Agreement, the term "Cause" shall mean:

i.)         conviction of a felony or a crime involving fraud or moral turpitude; or

                                                   ii.)        theft, material act of dishonesty or fraud, intentional falsification of  any employment or Company records, or commission of any criminal act which impairs Executive's ability to perform appropriate employment duties for the Company; or

  iii.)        intentional or reckless conduct or gross negligence materially harmful to the Company, the Company or any successor entity thereto; or

      iv.)         to which Executive reports; or willful failure to follow lawful and reasonable instructions of the person or body assigned duties; or

       v.)         gross  negligence  or willful  misconduct  in the  performance  of Executive's assigned duties; or

      vi.)         any material breach of this Agreement by Executive which is not cured within thirty (30) days after notice thereof from the Company to Executive.

e.           For purposes of this Agreement, the term "Change of Control" shall mean and be deemed to have taken place as set forth below:

   i.)         the acquisition by any Person (i.e., an individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of (A) the then-outstanding shares of common stock of The Company, or (B) the combined voting power of the then-outstanding voting securities of The Company which are entitled to vote in the election of members of the Board of Directors of The Company; or

ii.)            if  Hector Delgado or another designee of the Executive is removed from the Board of Directors of The Company by The Company's shareholders or The Company's Board of Directors; or

iii.)           the consummation of a cash tender offer, exchange offer, reorganization, merger, share exchange, consolidation or other business combination or the sale of all or substantially all of the assets of The Company (collectively, a "Business Combination"), unless, in any case, the persons who or which "beneficially own" the voting securities of the Company immediately before the transaction "beneficially own," directly or indirectly, immediately after the transaction, at least sixty percent (60%) of the voting securities of The Company or any other corporation or other entity resulting from or surviving such transaction in substantially the same proportion as their respective ownership of the voting securities of the Company immediately before the transaction; or Company approval by the stockholders of The Company of a liquidation or dissolution of the Company

6.           Effects of Termination.

a          Upon termination of the Executive's employment pursuant to Section 5(a)(i) or (ii), in addition to the accrued but unpaid compensation and vacation pay and all other amounts payable to Executive under this Agreement through the date of death or Total Disability and any other benefits accrued to him under any Benefit Plans outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such date, the Executive or his estate or beneficiaries, as applicable, shall be entitled to payment on a pro-rated basis of any Annual Bonus or other payments earned in connection with any bonus plan to which the Executive was a participant as of the date of death or Total Disability.

b.           Upon termination of the Executive's employment pursuant to Section 5(a)(iii), where the Company has offered to renew the term of the Executive's employment for an additional one (1) year period on the same terms as provided for under this Agreement, provided that the Company is not then in default under this Agreement, and the Executive chooses not to continue in the employ of the Company, or if this Agreement is terminated by Executive or the Company pursuant to Section 5(a)(iii), the Executive shall be entitled to receive only the accrued but unpaid compensation (less applicable withholding taxes) and vacation pay and all other amounts payable to Executive hereunder through the date of termination, payment on a pro-rated basis of any Annual Bonus or other payments earned in connection with any bonus plan to which the Executive was a participant as of the date of the Executive's termination of employment, any other benefits accrued to him under any Benefit Plans outstanding at such time (including all conversion rights available under the Company's Benefit Plans and as otherwise provided by law, including the Comprehensive Omnibus Budget Reconciliation Act) and the reimbursement of documented, unreimbursed expenses incurred prior to such date ( such payments, amounts and benefits being collectively referred to as the "Termination Benefits"). In the event the Company tenders a Non Renewal Notice to the Executive and terminates this Agreement pursuant to Section 5(a)(iii), as above,, then the Executive shall be entitled to the foregoing Termination Benefits provided, however, if such Non-Renewal Notice was triggered due to the Company's statement that the Executive's employment was terminated due to Section (a)(vi)  (for  "Cause"),  then  payment  of    the  foregoing    Termination  Benefits  will  be  contingent  upon  a determination Judicial or pursuant to a written agreement between the parties) as to whether termination was properly for "Cause."

c.           Upon termination of the Executive's employment pursuant to Section 5(a)(v), 5(a)(vii) or 5(a) (viii), the Executive shall be entitled to the Termination Benefits through the date of termination. Upon termination of the Executive's employment pursuant to Section 5(a)(iv), the Executive shall be entitled to all unpaid and accrued Base Salary and the reimbursement of documented, unreimbursed expenses incurred prior to such date.

d.           Any payments required to be made hereunder by the Company to the Executive shall continue to the Executive's beneficiaries in the event of his death until paid in full.

7.           Vacations. The Executive shall be entitled to twenty (20) days of paid vacation and twenty (20) paid sick days in each year during the Term hereof, during which period his Base Salary shall be paid in full. The Executive shall take his vacation at such time or times as the Executive and the Company shall reasonably determine is mutually convenient. Any vacation or sick days not taken in each year during the Term hereof shall accrue, up to a maximum of six (6) weeks' vacation and twenty (20) sick days, and shall carry over to the immediately subsequent year unless Executive elects to request payment for same.

8.           Confidential Information

                                a.          Disclosure of Confidential Information. The Executive recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding The Company, the Company, its subsidiaries and their respective businesses ("Confidential Information"), including but not limited to, its products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans, provided such information is not in or does not hereafter become part of the public domain, or become known to others through no fault of the Executive. The Executive acknowledges that such information is of great value to The Company and the Company, is the sole property of The Company and the Company (as the case may be), and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by The Company and the Company in this Agreement, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is material to the Company's business and is treated as confidential by The Company and/or the Company as advised to Executive by the Company, and not otherwise in the public domain. Notwithstanding the foregoing, Executive may disclose Confidential Information to other employees, officers, agents, consultants, counsel and/or advisors to the Company or The Company (the "Representatives") in connection with the performance of his services under this Agreement so long as such Representatives are informed by Executive of the confidential nature of such information and are requested to treat such information confidentially. The provisions of this Section 8 shall survive the termination of the Executive's employment hereunder.

b.           The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Company, The Company or their respective subsidiaries, the Company acknowledging, however, that Executive possesses and will rely upon such secrets or information obtained by him during the course of his ownership of, and providing services to, GTCL,  World Surveillance Group and their respective affiliated entities.

c.           In the event that the Executive's employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information which is then in his possession; provided, however, Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and  (iv) copies of plans,  programs and agreements relating to his employment, or termination thereof, with the Company.

9.           Non-Competition and Non-Solicitation.

a.           The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive is valuable to The Company and the Company and that its protection and maintenance constitutes a legitimate business interest of The Company and the Company, to be protected by the non competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the Company's and The Company's business is conducted worldwide (the "Territory"), and that the Territory, scope of prohibited competition, and time duration set forth in the non  competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers. The provisions of this Section 9 shall survive the termination of the Executive's employment hereunder for the time periods specified below.

b.           The Executive hereby agrees and covenants that he shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner or passive minority interest holder in a venture capital fund, private equity fund or similar investment entity which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company or the Company; provided however, that the Executive shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on the Executive's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Term and thereafter to the extent described below, within the Territory:

i.           Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company, as defined in the next sentence. For purposes hereof, the term "Business" shall mean the sales and service of satellite voice and data equipment;

ii.          Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement, for the purpose of competing with the Business of the Company;

iii.         Attempt in any manner to solicit or accept from any customer of the Company, with whom Executive had significant contact during Executive's employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with  the Business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the Business of the Company for such customer, or have any ·discussions regarding  any  such service with such customer, on behalf of such other person for the purpose of competing with the Business of the Company; or

iv.          Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company for the purpose of competing with the Business of the Company.

With respect to the activities described in subparagraphs (1), (2), (3) and (4) above, the restrictions of this Section 9 shall continue during the Term hereof and, upon termination of the Executive's employment pursuant to Section 5 (other than pursuant to Section 5(a)(v), 5(a)(vii), or 5(a)(viii)), for a period of one (I) year thereafter.

10.           Clawback Rights. The Annual Bonus, and any and all stock based compensation (such as options and equity awards, and any other Share Awards) (collectively, the "Clawback Benefits") shall be subject to "Clawback Rights" as follows: During the period that the Executive is employed by the Company and upon the termination of the Executive's employment and for a period of three (3) years thereafter, if there is a restatement of any financial results from which any Clawback Benefits to Executive shall have been determined, Executive agrees to repay any amounts or surrender or adjust any stock-based compensation which were determined by reference to any Company financial results which were later restated (as defined below), to the extent the Clawback Benefits amounts paid or received exceed the Clawback Benefits  amounts that would have been paid, based on the restatement of the Company's (or The Company's) financial results. All Clawback Benefits amounts resulting from such restated financial results shall be retroactively adjusted by the Compensation Committee of the Company to take into account the restated results, and any excess portion of the Clawback Benefits resulting from such restated results shall be immediately repaid, modified or surrendered to The Company and if not so modified or surrendered within ninety (90) days of the revised calculation being provided to the Executive by the Compensation Committee of the Company following a publicly announced restatement, the Company and/or The Company shall have the right to take any and all action to effectuate such modification. The calculation of the revised Clawback Benefits amount shall be determined by the Compensation Committee of the Company in good faith and applicable law, rules and regulations. All determinations by the Compensation Committee of the Company with respect to the Clawback Rights shall be final and binding on the Company, The Company and Executive. For purposes of this Section 10, a restatement of financial results that requires a repayment of a portion of the Clawback Benefits amounts shall mean a restatement resulting from material non-compliance of the Company (or The Company) with any financial reporting requirement under the federal securities laws and  shall not include a restatement of financial results resulting from subsequent changes in accounting pronouncements or requirements which were not in effect on the date the financial statements were originally prepared ("Restatements"). The parties acknowledge it is their intention that the foregoing Clawback Rights as they relate to Restatements conform in all respects to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd Frank Act") and requires recovery of all "incentive based" compensation, pursuant to the provisions of the Dodd Frank Act and any and all rules and regulations promulgated thereunder from time to time in effect. Accordingly, the terms and provisions of this Agreement shall be deemed automatically amended from time to time to assure compliance with the Dodd Frank Act and such rules and regulation as hereafter may be adopted and in effect.

11.           Section 409A

a.           The provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and any final regulations and guidance promulgated thereunder ("Section 409A") and shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

b.           To the extent that Executive will be reimbursed for costs and expenses or in-kind benefits, except as otherwise permitted by Section 409A, (a) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided in any other taxable year; provided that the foregoing clause (b) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (c) such payments shall be made on or before the last day of the taxable year following the taxable year in which the expense was incurred.

c.           A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination constitutes a "Separation from Service" within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of employment" or like terms shall mean Separation from Service.

d.           Each installment payable hereunder shall constitute a separate payment for purposes of Treasury Regulation Section l.409A-2(b), including Treasury Regulation Section l.409A-2(b)(2)(iii). Each payment that is made within the terms of the "short-term deferral" rule set forth in Treasury Regulation Section l.409A-l (b)(4) is intended to meet the "short-term deferral" rule. Each other payment is intended to be a payment upon  an involuntary termination  from  service and payable  pursuant  to Treasury  Regulation  Section  l.409A J (b)(9)(iii), et. seq., to the maximum extent permitted by that regulation, with any amount that is not exempt from Code Section 409A being subject to Code Section 409A.

e.           Notwithstanding anything to the contrary in this Agreement, if Executive is a "specified employee" within the meaning of Section 409A at the time of Executive's termination, then only that portion of the severance and benefits payable to Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered deferred compensation under Section 409A (together, the "Deferred Compensation Separation Benefits"), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Executive's termination of employment in accordance with the payment schedule applicable to  each payment or benefit. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Executive on or within the six (6) month period following Executive's termination will accrue during such six (6) month period and will become payable in one lump sum cash payment on the date six (6) months and one (1) day following the date of Executive's termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following termination but prior to the six (6) month anniversary of Executive's termination date, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive's death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

f.           For purposes of this Agreement, "Section 409A Limit" will mean a sum equal (x) to the amounts payable prior to March 15 following the year in which Executive terminations plus (y) the lesser of two (2) times: (i) Executive's annualized compensation based upon the annual rate of pay paid to Executive during the Company's taxable year preceding  the Company's taxable year of Executive's  termination of employment as determined under Treasury Regulation l.409A-l(b)(9)(iii)(A)(l) and any IRS guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(l7) of the Code for the year in which Executive's employment is terminated.

12.           Miscellaneous.

a.           The Executive acknowledges that the services to be rendered by him under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, the Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable·and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by Law in the jurisdiction in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law. The remedy of injunctive relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Company may have at Jaw or in equity.

b.           Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other; provided however that the Company shall have the right to delegate its obligation of payment of all sums due to the Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder and the Company shall have the right to assign this Agreement in the event of the consummation of a Change of Control transaction (provided that Executive does not exercise his termination rights with respect thereto), provided that the Company requires any successor entity or Person to expressly assume, be bound by, and agree to perform the Company's obligations under this Agreement and provides Executive with an instrument executed by any such successor or Person confirming the foregoing.

c.           The Original Agreement is hereby terminated and is null and void and of no further effect.  This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company with respect thereto, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by any party of any provision or condition to be performed hereunder shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time, unless the instrument of waiver expressly provides otherwise.

d.           This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries, personal representatives, and permitted assigns.

e.           The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

f.           All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, receipt acknowledged, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g., Federal Express), receipt acknowledged, to the party at the addresses set forth below or to such other address as any party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

If to the Company:

Orbital Tracking Corp.
18851 NE 29th Avenue, Suite 700
Aventura, FL  33180
Attention: Board of Directors

If  to the Executive:

David Phipps
63 Haven Road
Canford Cliffs
Poole, BH13 7LH

With a copy to:

Robert L. Blessey, Esq.
Gusrae Kaplan Nusbaum PLLC
120 Wall Street
New York, New York 10005

g.             This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts located in New York County, and the parties hereby waive any and all rights to trial by jury. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in New York County. By their execution hereof, the Parties hereto consent and irrevocably submit to the in person at jurisdiction of the federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction) and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it or them personally or by United States certified mail, return receipt requested, or by Federal Express or other recognized courier service, with the same force and effect as if personally served upon it or them in New York County (or in the city or county in which such other court is located). The Parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in person at jurisdiction with respect thereto. In the event that Executive commences a legal proceeding to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to receive reimbursement of all costs and expenses (including legal fees) incurred in connection therewith.

h.          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above. Facsimile execution and delivery of this Agreement is legal, valid and binding on the parties hereto for all purposes.

[signature  page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Acknowledged and accepted:

COMPANY:

ORBITAL TRACKING CORP.

By:  /s/Theresa Carlise

Name: Theresa Carlise
Title:  Chief Financial Officer

EXECUTIVE:

DAVID PHIPPS

By: /s/ David Phipps

David Phipps